Exhibit 10.3

Execution Version

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of July 1, 2024 (the “Effective Date”) by and among Complete Solaria, Inc., a Delaware corporation (the “Company”), and the party named on the signature page attached hereto (the “Purchaser”).

RECITAL

To provide the Company with additional resources to conduct its business, the Purchaser is willing to loan to the Company up to an aggregate principal amount of $[--] (the “Loan Amount” or “Loan”), subject to the terms and conditions specified herein.

On the Settlement Date (as defined below), the Company and the Purchaser propose to exchange (the “Exchange Transaction”) $[--] aggregate principal amount of the Note (as defined below) for $[--] aggregate principal amount of the Company’s 12.0% Convertible Senior Notes due 2029 (the “New Notes”). The New Notes will be issued pursuant to an Indenture (the “Indenture”), to be dated as of the Settlement Date, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), substantially in the form set forth in Exhibit B hereto.

AGREEMENT

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, agree as follows:

1. The Note

1.1 Issuance of Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to lend to the Company the Loan Amount against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit A (the “Note”).

1.2 Delivery. The sale and purchase of the Note shall take place at one closing (the “Closing”) to be held at such place and time as the Company and the Purchaser may determine. At the Closing, the Purchaser shall pay the Loan Amount to the Company by check, wire transfer (to a bank account designated by the Company), or cancellation of indebtedness, and the Company will deliver to the Purchaser the Note. The Note will be registered in the name of the Purchaser in the Company’s records.

1.3 Use of Proceeds. The Company shall use the proceeds of the Loan solely for the operations of its business, and not for any personal, family or household purpose.

1.4 Exchange Transaction. The Purchaser agrees, subject to the conditions set forth in this Agreement, to exchange the $[--] aggregate principal amount of the Note held by the Purchaser hereto on the Settlement Date, for $[--] aggregate principal amount of New Notes, such amount being equal to 100% of the aggregate principal amount of the Note, and the Company agrees to deliver the applicable amount of the Purchaser’s New Notes to the Purchaser in exchange for the Note tendered by the Purchaser in the Exchange Transaction on the Settlement Date. Accrued and unpaid interest on the Note up to, but not including, the Settlement Date, will not be paid and interest under the New Notes will begin to accrue from the Effective Date.

1.5 Settlement of Exchange Transaction.

(a) The settlement of the Exchange Transaction (the “Settlement”) shall be made remotely via the exchange of documents and signatures at 10:00 A.M., New York City time, on July 12, 2024, or at such other place, time or date as the Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of Settlement being herein referred to as the “Settlement Date.”

(b) On the Settlement Date, subject to satisfaction of the conditions precedent specified in this Agreement, substantially contemporaneously, (i) the Purchaser shall cause the Note to be delivered to the Company, and (ii) the Company shall execute, and cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser, the applicable amount of New Notes due to the Purchaser upon consummation of the Exchange Transaction as specified herein.

(c) The New Notes to be delivered to, or for the benefit of, the Purchaser on the Settlement Date shall be delivered by causing the Trustee to electronically transmit the applicable amounts of the New Notes due to the Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system, as specified by the Purchaser.

1.6 Exchange Transaction Closing Conditions.

(a) The obligations of the Purchaser shall be subject to the satisfaction or waiver of the following conditions on or prior to the Settlement Date:

(i) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Settlement Date, and the Company shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date.

(ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the consummation of the Exchange Transaction; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the consummation of the Exchange Transaction, including, but not limited to, the issuance of the New Notes pursuant thereto.

(iii) DTC. The Securities shall be eligible for clearance and settlement through DTC.

2.

(b) The obligations of the Company shall be subject to the satisfaction or waiver of the following conditions on or prior to the Settlement Date:

(i) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the date hereof and on and as of the Settlement Date, and the Purchaser shall have performed all applicable covenants and agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Settlement Date.

(ii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the consummation of the Exchange Transaction; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the consummation of the Exchange Transaction, including the issuance of the New Notes pursuant thereto.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows as of the Closing:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

2.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note (this Agreement and the Note, collectively, the “Loan Documents”) and to carry out and perform its obligations under this Agreement and the Note. The Company’s Board of Directors (the “Board”) has approved the Loan Documents based upon a reasonable belief that the Loan is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

2.3 Authorization. All corporate action on the part of the Company and the Board necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the issuance and delivery of the Note, including the issuance and delivery of the Note and the reservation of the equity securities directly or indirectly issuable upon conversion of the Note (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. This Agreement and the Note, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any Conversion Securities, when issued in compliance with the provisions of the Note, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.

2.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the execution and delivery of this Agreement or the issuance of the Note have been obtained.

2.5 Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

2.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

2.7 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Note and the Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

2.8 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (i) any Purchaser, or (ii) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.

4.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows as of the Closing:

3.1 Purchase for Own Account. The Purchaser is acquiring the Note and the Conversion Securities (collectively, the “Securities”) solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

3.2 Binding Obligation. The Purchaser has full power and authority to enter into the Loan Documents to which it is party. The Loan Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

3.3 Information and Sophistication. The Purchaser (i) has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. The representations and warranties of the Purchaser in this paragraph shall not lessen or obviate the representations and warranties of the Company set forth in Section 2.

3.4 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and the Purchaser is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.5 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

3.6 No “Bad Actor” Disqualification. Neither (i) the Purchaser nor (ii) any entity that controls the Purchaser or is under the control of, or under common control with, such Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph, and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

3.7 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser has satisfied itself as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Note, including (i) the legal requirements within such Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

5.

3.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Purchaser, the Purchaser acknowledges (i) that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation, and (ii) there is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4. Further Limitations on Disposition. Without in any way limiting the representations and warranties of the Purchaser set forth in Section 3, the Purchaser further agrees, severally and not jointly, not to make any disposition of all or any portion of the Securities held by the Purchaser unless and until:

4.1 There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

4.2 The Purchaser shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

4.3 Notwithstanding the provisions of Sections 4.1 and 4.2 above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) or member (or retired member) of the Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they are the Purchaser hereunder.

5. Miscellaneous

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement and the Note shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

6.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices required or permitted under this Agreement or the Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, Attn: Matthew Hemington, e-mail: hemingtonmb@cooley.com.

5.6 Modification; Waiver; Amendment. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing by the Company and the Purchaser.

5.7 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.8 Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement, the Note, and the transactions contemplated hereby and thereby.

5.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement or the Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement or any Note, or any waiver by the Purchaser of any provisions or conditions of this Agreement or the Note must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement or the Note, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.

5.10 Exculpation among Purchasers. The Purchaser acknowledges that the Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making such Purchaser’s investment or decision to invest in the Company.

5.11 Entire Agreement. This Agreement and the Note constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.12 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to the Agreement and Note and the transactions contemplated hereby (together, the “Note Financing”), and has negotiated the terms of the Note Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent the Purchaser and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Note Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Purchaser hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Note Financing, Cooley has represented solely the Company and no other party, and (iii) gives its informed consent to Cooley’s representation of the Company in the Note Financing and Cooley’s representation of the Purchaser and/or its affiliates in other matters.

[Signature pages follow]

8.

The parties have executed this Note Purchase Agreement as of the date first written above.

Company:

Complete Solaria, Inc.

By:
	Name:	Thurman Rodgers
	Title:	Chief Executive Officer

Address: 45700

Northport Loop E,

Fremont, CA 94538

The parties have executed this Note Purchase Agreement as of the date first written above.

Purchaser:

[--]

By:
Name:
Title:

Exhibit A

Form of Convertible Promissory Note

Exhibit B

Form of INDENTURE